UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2022

SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware		000-22117	06-1269834
(State or other jurisdiction		(Commission	(I.R.S. Employer
of incorporation)		file number)	Identification No.)

4 Landmark Square
Stamford,	Connecticut		06901
(Address of principal executive offices)			(Zip Code)

(203) 975-7110
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers

On November 2, 2022, R. Philip Silver, a member of the Board of Directors of Silgan Holdings Inc., or the Company, notified the Company that he will retire from the Board of Directors of the Company following the conclusion of the Company’s Board of Directors meeting today. Mr. Silver, a Class I Director of the Company, indicated that his decision to retire from the Board of Directors of the Company is not the result of any disagreement with the Company.

Mr. Silver co-founded the Company together with D. Greg Horrigan 35 years ago and has served as a Director of the Company since its founding. Mr. Silver had also served as the Company’s Chairman of the Board in an executive capacity and Co-Chairman of the Board in both an executive and non-executive capacity from its founding until March 2019. The Company and its Board of Directors express their sincere appreciation and gratitude to Mr. Silver for his 35 years of service as a Director of the Company and for all his contributions to the Company.

As a result of Mr. Silver’s retirement as a Class I Director of the Company, in accordance with the Company’s Amended and Restated Certificate of Incorporation, as amended, the Class I Director position held by Mr. Silver will be eliminated, the total number of Directors constituting the Board of Directors of the Company will be reduced from eight to seven and the number of Directors constituting the Class I Directors of the Company will be reduced from three to two.

(d) Election of Directors

On November 2, 2022, effective following Mr. Silver’s retirement as a Class I Director of the Company, the Board of Directors of the Company approved an increase in the number of Directors constituting the Board of Directors of the Company from seven to eight members, all in accordance with and as permitted by the Company’s Amended and Restated Certificate of Incorporation, as amended. Additionally, also in accordance with and as permitted by the Company’s Amended and Restated Certificate of Incorporation, as amended, the Board of Directors of the Company designated such new Director as a member of the class of Directors of the Company designated as Class I. In addition, on November 2, 2022, the Board of Directors of the Company elected Adam J. Greenlee, the Company’s President and Chief Executive Officer, as a Class I Director of the Company in accordance with the Company’s Amended and Restated Certificate of Incorporation, as amended, to fill the vacancy on the Company’s Board of Directors resulting from such increase in the number of Directors constituting the Board of Directors of the Company, with the term of his position running until the current term of the Class I Directors of the Company expires at the Company’s annual meeting of stockholders in 2025. Mr. Greenlee was nominated for election as a Director of the Company pursuant to the Amended and Restated Stockholders Agreement dated as of November 6, 2001 among R. Philip Silver, D. Greg Horrigan and the Company.

Mr. Greenlee has been the Company's Chief Executive Officer since September 2021 and the Company's President since April 2019. Mr. Greenlee was the Company's Chief Operating Officer from August 2009 through August 2021. From October 2007 through March 2019, Mr. Greenlee was an Executive Vice President of the Company. From January 2006 until October 2007, Mr. Greenlee was President of the North American operations of Silgan White Cap, and he was Executive Vice President of the North American

operations of Silgan White Cap from March 2005 until January 2006. Prior to that, Mr. Greenlee was Vice President & General Manager of ATI Allegheny Rodney from January 2003 through February 2005 and its Director of Marketing from February 2001 until January 2003. Mr. Greenlee brings to the Company’s Board of Directors considerable knowledge of the Company and the consumer goods packaging industry and considerable executive management experience and serves as our Chief Executive Officer.

Since Mr. Greenlee is an officer and employee of the Company, he will not receive any compensation for his services as a member of the Board of Directors of the Company consistent with the Company’s practices for compensating Directors.

Section 8—Other Events

Item 8.01 Other Events.

On November 2, 2022, the Company issued a press release announcing the retirement of R. Philip Silver as a Director of the Company and the election of Adam J. Greenlee as a Director of the Company. A copy of this press release in filed herewith and attached hereto as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 2, 2022 announcing the retirement of R. Philip Silver as a Director of the Company and the election of Adam J. Greenlee as a Director of the Company.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General
Counsel and Secretary

Date: November 2, 2022

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